UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 16, 2021

AFC GAMMA, INC.
(Exact Name of Registrant as Specified in Its Charter)

Maryland	001-39995	85-1807125
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

525 Okeechobee Blvd., Suite 1770
West Palm Beach, FL, 33401
(Address of principal executive offices, including zip code)

561-510-2390
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	AFCG	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01.	Completion of Acquisition or Disposition of Assets.

Reference is made to that certain Credit Agreement, dated December 16, 2021 (the “Credit Agreement”), by and among Acreage Holdings Inc., as parent, High Street Capital Partners, LLC, as borrower, the other loan parties from time to time party thereto (collectively with High Street Capital Partners, LLC, the “Borrowers”), AFC Gamma, Inc. (the “Company”), as a lender, A BDC Warehouse II, LLC (“Warehouse”), as a lender, Viridescent Realty Trust, Inc. (“VRT”), as a lender, and the other lenders from time to time party thereto (collectively, the “Lenders”), AFC Agent LLC, as administrative agent, and VRT Agent LLC, as co-agent. Warehouse is an entity beneficially owned, in part, by Leonard M. Tannenbaum, a director of the Company and its Chief Executive Officer, Robyn Tannenbaum, the Company’s Managing Director, Head of Origination and Investor Relations, other members of the Tannenbaum family, Brett Kaufman, the Company’s Chief Financial Officer, and Jonathan Kalikow, a director of the Company and its Head of Real Estate.

On December 16, 2021, the Company entered into the Credit Agreement, which provides the Borrowers with a $100 million senior secured credit facility, pursuant to which, the Company committed $60 million, Warehouse committed $10 million, and VRT committed $30 million of the aggregate principal amount.  On the closing date, the Lenders collectively funded $75 million of the principal amount, with the Company funding approximately $42.5 million of such principal amount.  The Lenders are obligated to fund the remaining $25 million at any time on or prior to December 16, 2022 upon the Borrowers’ request subject to the terms and condition of the Credit Agreement.  The credit facility also includes an option for the Borrowers, upon their request and subject to their achievement of predetermined milestones and the terms and conditions of the Credit Agreement, to increase the amount of the credit facility by up to $50 million on or around December 16, 2022, to be funded by one or more of the Lenders.

The Lenders’ commitment under the Credit Agreement is secured by liens on substantially all assets of the Borrowers, including, in particular, owned real estate in several states.

Item 9.01	Financial Statements and Exhibits.

(a)  Financial statements of businesses or funds acquired.

No financial statements are being filed with this report. Any required financial statements in connection with the transactions described in Item 2.01 will be filed by amendment pursuant to Item 9.01(a)(3) within 71 calendar days after the date on which this Current Report on Form 8-K is required to be filed.

(b)  Pro forma financial information.

The financial statements that will be filed pursuant to paragraph (a) to this Item 9.01 will not be consolidated into the Company’s consolidated financial statements; therefore, no such disclosure of pro forma financial information is applicable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 22, 2021	AFC GAMMA, INC.

	By:	/s/ Brett Kaufman
Brett Kaufman
Chief Financial Officer